EXHIBIT 99.1

R E L E A S E
Tekelec to Recognize Impairment Charges of $51.3M
in Q4 of 2005; Will Also Restate Consolidated
Statements of Operations to Correct the Classification
of Certain Expenses
Morrisville, N.C. — Feb. 21, 2006 — Tekelec (NASDAQ: TKLC) today announced that the Company will recognize non-cash impairment charges in the aggregate amount of $51.3 million in the fourth quarter of 2005. Approximately $22.7 million of the charges relate to the write-off of Taqua purchased technology, and approximately $28.6 million of the charges relate to the impairment of the goodwill associated with the Taqua reporting unit.
Tekelec President and CEO Frank Plastina commented, “The total non-cash impairment charge of $51.3 million reflects the slower than anticipated pace at which the market is replacing small Class 5 switches, particularly in North America. We will continue to support our Taqua T 7000 products and customers while we focus on reducing our operating losses associated with the Taqua product line in 2006.”
In addition, the Company has identified certain customer service costs that had historically been incorrectly classified in its consolidated statements of operations, resulting in an understatement of cost of goods sold and an equal overstatement of operating expenses. Accordingly, the Company will restate its consolidated statements of operations for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004 and each of the quarters and year-to-date periods therein, and (iii) the nine months ended September 30, 2005 and each of the quarters and year-to-date periods therein. As a result of the foregoing, the Company’s financial statements for these periods and management’s report on internal control as of December 31, 2004 should no longer be relied upon. The restatement of such financial statements for the issue described above is not expected to have any impact on the Company’s previously reported revenues, income from operations, net income or earnings per share amounts, nor is it expected to impact the Company’s consolidated balance sheets or consolidated statements of cash flows. Please refer to the attached financial tables for a reconciliation of previously reported amounts to the amounts as expected to be restated (the “Reconciliation”).
The corrected classification of customer service costs and the resulting restatement of prior periods remain subject to further review by the Company and the completion and filing of the Company’s 2005 Form 10-K. Accordingly, the amounts reflected in the Reconciliation are not final, and, as a result of the need for additional review, the Company’s restated financial statements may not be timely filed. In addition to the incorrect classification of costs which resulted in the restatement, the Company’s management is also continuing its evaluation of certain revenue recognition and other financial presentation and disclosure matters, as well as reassessing the accounting for certain other errors which management previously determined were not material to its previously reported financial statements. As a result of this review, it is possible that the Company will identify additional issues which may require further adjustments to the Company’s prior financial statements for one or more prior fiscal years or periods.

Additional information with respect to the above-described impairment charges and restatement of the Company’s consolidated statements of operations can be found in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission (the “SEC”).
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other filings with the SEC, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in its 2004 10-K and other SEC filings, include, among others, the impact on future operating results in the event of additional restatements or other adjustments in its historical consolidated financial statements beyond those described above. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec is a leading developer of now and next-generation signaling and switching telecommunications solutions, business intelligence tools and value-added applications. Tekelec’s innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Morrisville, N.C., with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
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Investor Contacts:
Jim Chiafery
Director of Investor Relations
919-461-6825 office
James.chiafery@tekelec.com

TEKELEC
SUMMARY OF CUSTOMER SERVICE COST ADJUSTMENTS – 2005, 2004 AND 2003
(unaudited)

	Three Months	Three Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	September 30,
	2005	2005	2005	2005
		(in thousands)
Gross Profit:
As previously stated	$86,018	$91,355	$96,974	$274,347
Adjustments	(9,265)	(9,752)	(9,960)	(28,977)

As restated	$76,753	$81,603	$87,014	$245,370

Total Operating Expenses:
As previously stated	$78,530	$85,113	$84,823	$248,466
Adjustments	9,265	9,752	9,960	28,977

As restated	$69,265	$75,361	$74,863	$219,489

Impact of Adjustments:
Decrease in gross profit	$(9,265)	$(9,752)	$(9,960)	$(28,977)
Decrease in total operating expenses	9,265	9,752	9,960	28,977

Increase (decrease) in operating income	$—	$—	$—	$—

	Three Months	Three Months	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	December 31,
	2004	2004	2004	2004	2004	2003
			(in thousands)
Gross Profit:
As previously stated	$56,421	$69,273	$79,455	$81,344	$286,493	$193,825
Adjustments	(6,543)	(7,368)	(7,906)	(8,285)	(30,102)	(22,843)

As restated	$49,878	$61,905	$71,549	$73,059	$256,391	$170,982

Total Operating Expenses:
As previously stated	$54,364	$70,853	$66,502	$76,640	$268,359	$182,375
Adjustments	6,543	7,368	7,906	8,285	30,102	22,843

As restated	$47,821	$63,485	$58,596	$68,355	$238,257	$159,532

Impact of Adjustments:
Decrease in gross profit	$(6,543)	$(7,368)	$(7,906)	$(8,285)	$(30,102)	$(22,843)
Decrease in total operating expenses	6,543	7,368	7,906	8,285	30,102	22,843

Increase (decrease) in operating income	$—	$—	$—	$—	$—	$—

TEKELEC
SUMMARY OF CUSTOMER SERVICE COST ADJUSTMENTS – 2005, 2004 AND 2003 (CONTINUED)
(unaudited)
     The following table provides additional detail regarding the specific income statement line items affected by the restatement:

	Three Months	Three Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	September 30,
	2005	2005	2005	2005
		(in thousands)
Cost of goods sold:
As previously stated	$31,602	$39,692	$49,166	$120,460
Adjustments	9,265	9,752	9,960	28,977

As restated	$40,867	$49,444	$59,126	$149,437

Research and development:
As previously stated	$30,006	$30,966	$31,262	$92,234
Adjustments	423	463	426	1,312

As restated	$30,429	$31,429	$31,688	$93,546

Selling, general and administrative:
As previously stated	$47,388	$50,942	$50,061	$148,391
Adjustments	(9,688)	(10,215)	(10,386)	(30,289)

As restated	$37,700	$40,727	$39,675	$118,102

	Three Months	Three Months	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	December 31,
	2004	2004	2004	2004	2004	2003
			(in thousands)
Cost of goods sold:
As previously stated	$19,385	$23,953	$25,684	$32,429	$101,451	$58,697
Adjustments	6,543	7,368	7,906	8,285	30,102	22,843

As restated	$25,928	$31,321	$33,590	$40,714	$131,553	$81,540

Research and development:
As previously stated	$20,619	$24,169	$25,461	$27,943	$98,192	$73,328
Adjustments	397	383	369	400	1,549	1,513

As restated	$21,016	$24,552	$25,830	$28,343	$99,741	$74,841

Selling, general and administrative:
As previously stated	$32,271	$38,165	$37,603	$43,757	$151,796	$104,247
Adjustments	(6,940)	(7,751)	(8,275)	(8,685)	(31,651)	(24,356)

As restated	$25,331	$30,414	$29,328	$35,072	$120,145	$79,891